                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12
                              Roanoke Gas Company
                (Name of Registrant as Specified In Its Charter)
                        Roger L. Baumgardner, Secretary
                   (Name of Person(s) Filing Proxy Statement)
PAYMENT OF FILING FEE (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 1) Title of each class of securities to which transaction applies:
 2) Aggregate number of securities to which transaction applies:
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
 4) Proposed maximum aggregate value of transaction:
Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                              ROANOKE GAS COMPANY
                            519 Kimball Avenue, N.E.
                            Roanoke, Virginia 24016
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 22, 1996
     NOTICE is hereby given that, pursuant to its Bylaws and call of its directors, the Annual Meeting of the Shareholders of Roanoke Gas Company will be held at the office of the Company, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, on Monday, January 22, 1996, at 9 a.m., Eastern Standard Time, for the election of directors, the approval of the Roanoke Gas Company Key Employee Stock Option Plan, the appointment of independent auditors for fiscal year 1996 and the transaction of such other business as may properly come before the meeting. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the meeting.
     Only those shareholders of record as of the close of business on November 17, 1995, shall be entitled to vote at the meeting.
     You are urged to sign and date the enclosed form of proxy and return it promptly in the enclosed self-addressed, stamped envelope. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.
                                         By Order of the Board of Directors.
                                         ROGER L. BAUMGARDNER
                                         SECRETARY
December 15, 1995

                                PROXY STATEMENT
                            MAILED DECEMBER 15, 1995
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 22, 1996
     This Proxy Statement is furnished on December 15, 1995, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Roanoke Gas Company (the "Company"), to be held on Monday, January 22, 1996, at 9 a.m., Eastern Standard Time, at the office of the Company, 519 Kimball Avenue, N.E, Roanoke, Virginia 24016.
     Proxies in the form enclosed herewith are solicited by management at the direction of the Board of Directors of the Company. If the enclosed proxy is properly signed and returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with its terms for the election of the management nominees for the Board of Directors, the adoption of the Roanoke Gas Company Key Employee Stock Option Plan (the "Proposed Plan") and the appointment of independent auditors for fiscal year 1996. Any proxy given pursuant to this solicitation may be revoked at any time prior to the vote of the shareholders, and an opportunity will be given to shareholders attending the meeting to withdraw their proxies and to vote their shares in person.
     The Company's Annual Report to Shareholders for the year ended September 30, 1995 is being sent to all shareholders concurrently with this Proxy Statement. Said Annual Report is not to be considered a part of the proxy solicitation material.
                               VOTING SECURITIES
     The close of business on November 17, 1995, has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders. There were 1,434,972 shares of common stock outstanding as of the foregoing record date, and each such share is entitled to one vote. To the Company's knowledge, no person is the beneficial owner of more than five percent of the issued and outstanding common stock of the Company.
     A majority of votes entitled to be cast on matters to be considered at the Annual Meeting, constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Approval of the Proposed Plan requires the affirmative vote, at a meeting at which a quorum is present, of a majority of the votes cast by the shares that are entitled to vote. Votes that are withheld and Broker Shares that are not voted in the election of directors and/or in connection with the Proposed Plan will not be included in determining the number of votes cast.
                                       2

                        SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth, as of November 17, 1995, certain information regarding the beneficial ownership of the common stock of the Company by each director nominee and named executive officer and by all director nominees and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

                                                                         SHARES OF COMMON
                             NAME OF                                 STOCK BENEFICIALLY OWNED
                         BENEFICIAL OWNER                                 AS OF 11/17/95         PERCENT OF CLASS
Lynn D. Avis......................................................              9,120(1)             *
Abney S. Boxley, III..............................................              3,486                *
Edward C. Dunbar..................................................              9,152(2)             *
Frank T. Ellett...................................................              4,982                *
Frank A. Farmer, Jr...............................................             22,296(3)               1.55
Wilbur L. Hazlegrove..............................................             36,224(4)               2.51
W. Bolling Izard..................................................              4,839                *
J. Allen Layman...................................................              3,861                *
John H. Parrott...................................................             15,025(5)               1.04
Thomas L. Robertson...............................................              3,772                *
S. Frank Smith....................................................              5,014                *
All Directors and Executive Officers
  as a Group (15 persons).........................................            120,288                  8.35

* Less than 1%
(1) Includes 823 shares owned by son, as to which shares Mr. Avis disclaims beneficial ownership.
(2) Includes 1,392 shares owned by spouse and includes 6,254 shares owned by Mr. Dunbar's mother-in-law, for which Mr. Dunbar holds power of attorney.
(3) Includes 7,969 shares owned by spouse.
(4) Includes 11,144 shares owned by spouse and 66 shares owned by daughter. Also includes 776 shares owned by son, as to which shares Mr. Hazlegrove disclaims beneficial ownership.
(5) Includes 2,216 shares owned by spouse.
                             ELECTION OF DIRECTORS
PROPOSAL NO. 1
     Increasingly in recent years, officers of the Company have been approached by others to open discussions for acquisition of the Company. The Board of Directors does not believe that it is obligated to shareholders to sell, hold out for sale or engage in discussions for sale of the Company and has formally acted to direct officers and individual directors to advise those who may propose acquisition or discussions for acquisition that the Company is not now for sale under any arrangement requiring Board approval.
                                       3

     The persons named below have been nominated as management nominees for election to the Board of Directors of the Company, to serve pursuant to the provisions of the Bylaws of the Company for a term of one year and until their successors are elected and qualify. Unless authorization is withheld, the persons named as proxies will vote for the election of the nominees named below. Each nominee has agreed to serve if elected. In the event any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other persons as the Board may designate. The present principal occupation or employment and employment during the past five years and the office, if any, held with the Company are set forth opposite the name of each nominee. All management nominees are members of the present Board of Directors. Albert W. Buckley retired as a director on January 27, 1992, and Edward C. Dunbar will be retiring from the Board on January 22, 1996. Pending consideration of qualified candidates, the Board has not nominated any persons to fill the vacancies created by the retirements of Messrs. Buckley and Dunbar. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

                          YEAR IN
                           WHICH
                       FIRST ELECTED
NAME AND AGE            AS DIRECTOR    PRINCIPAL OCCUPATION
Lynn D. Avis                1986       President, Avis Construction Co., Inc. (Construction company)
  Age 61
Abney S. Boxley, III        1994       President, W. W. Boxley Co. (Crushed stone supplier); Director,
  Age 37                               Valley Financial Corporation
Frank T. Ellett             1983       President, Virginia Truck Center, Inc. (Sale, lease and service of
  Age 57                               heavy trucks)
F. A. Farmer, Jr.           1979       President and Chief Executive Officer of the Company since Jan. 1991;
  Age 63                               prior thereto, Senior Vice President-Operations and Planning of the
                                       Company, 1983-1990
W. L. Hazlegrove            1979       Member, law firm of Woods, Rogers & Hazlegrove, P.L.C.; Vice
  Age 66                               President and General Counsel of the Company, 1984-1994
W. Bolling Izard            1966       President, W. Bolling Izard Surety & Consulting Agency, Inc., since
  Age 69                               June, 1992; prior thereto, Senior Vice President, Johnson & Higgins of Virginia, Inc. (General Insurance)
J. Allen Layman             1991       President and Chief Executive Officer, Botetourt Communications, Inc.
  Age 43                               (Telecommunications)
John H. Parrott             1983       President, John H. Parrott and Associates, Inc. (Construction
  Age 68                               consultants) since 1983; prior thereto, Vice President, Olver,
                                       Incorporated (Consulting engineers and environmental laboratories)
                                       1986-1991
Thomas L. Robertson         1986       President, Carilion Health System and Roanoke Memorial Hospitals;
  Age 52                               Director, Roanoke Electric Steel Corporation
S. Frank Smith              1990       Executive Vice President, Coastal Coal Sales, Inc. (Marketers
  Age 47                               and sellers of coal)

                             EXECUTIVE COMPENSATION
     The following table contains information with respect to the individual compensation of the Chief Executive Officer for services in all capacities to the Company and its subsidiaries for fiscal years ended September 30, 1995, 1994 and 1993. None of the Company's executive officers other than the Chief Executive Officer received total annual compensation in excess of $100,000 for services rendered to the Company during any of these years.
                           SUMMARY COMPENSATION TABLE

                NAME AND                                 ANNUAL COMPENSATION             ALL OTHER
           PRINCIPAL POSITION                YEAR     SALARY($)     BONUS($)(1)     COMPENSATION($)(2)
Frank A. Farmer, Jr.                         1995       151,976        6,000               4,733
  President & Chief Executive Officer        1994       143,650            0               4,303
                                             1993       127,837            0               3,827

(1) Bonus paid in 1995 for 1994 performance.
(2) Consists entirely of the Company's contribution under the Employees' Thrift Plan.
RETIREMENT PLAN
     The Company has in effect a noncontributory Retirement Plan. The costs of benefits under the Plan, which are borne by the Company, are computed actuarially and defrayed by earnings from the Plan's investments and/or annual contributions of the Company. The Plan generally provides for the monthly payment, at normal retirement age 65, of the greater of (a) the participant's accrued benefit as of December 31, 1988 under the formula then in effect or (b) one-twelfth of (i) plus (ii) minus (iii): (i) 1.2% of the participant's average compensation for his highest consecutive sixty months of service multiplied by years of credited service up to thirty years, (ii) .65% of the participant's average compensation for his highest consecutive sixty months of service in excess of covered compensation (generally defined as the average of Social Security wage bases over a participant's assumed working lifetime) multiplied by years of credited service up to thirty years, and (iii) the participant's balance, if any, from the Company's former profit sharing plan. Early retirement with reduced monthly benefits is available at age 55 after ten years' service. Provisions also are made for vesting of benefits after five years of service and for disability and death benefits. All employees who have completed one year of service to the Company and are credited with at least 1,000 hours of service in a Plan year are eligible to participate in the Plan.
     It is estimated that at age 65, for Plan purposes, Mr. Farmer will have 33 credited years of service.
     The compensation covered by the Plan includes the total of all amounts paid to a participant by the Company for personal services reported on the participant's federal income tax withholding statement (Form W-2), up to certain statutory limits. For 1995, these earnings are limited to $150,000. This limit is indexed for cost of living after 1994.
                                       5

                          ESTIMATED ANNUAL PENSION FOR
                  REPRESENTATIVE YEARS OF CREDITED SERVICE (1)

HIGHEST SIXTY MONTHS
AVERAGE COMPENSATION       15          20          25          30          35
    $125,000             $32,100     $42,700     $53,400     $64,100     $64,100
     150,000              39,000      52,000      65,000      78,000      78,000
     175,000              39,000      52,000      65,000      78,000      78,000
     200,000              39,000      52,000      65,000      78,000      78,000

(1) The benefit amounts assume the employee is retiring at normal retirement age (age 65). The benefit amounts listed in the table are computed as a straight life annuity. No offset to pension benefits due to the Profit-Sharing Plan (which has been converted into the Thrift Plan) is reflected. Benefits are not reduced by Social Security.
         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
     The Compensation Committee (the "Committee"), which is made up of five members of the Board of Directors who are not officers or employees of the Company, is responsible for setting and administering the policies that govern the annual compensation paid to the executive officers of the Company, including the Chief Executive Officer.
     In fiscal 1995, annual salary was the primary component of compensation for executive officers of the Company. This was based in large part on concern that external factors beyond the control of Company executives, such as weather and regulatory decisions, may have a significant impact on corporate performance.
     The Committee recommends, for approval by the Board of Directors, the annual salaries of executive officers. Salaries are based on the respective positions held by the executive officers, including their accomplishments, level of responsibility and experience and the relationship of such salaries to the salaries of other Company managers and employees. In this regard, the Committee reviews the Chief Executive Officer's recommendations on compensation of the other executive officers and information concerning executive compensation at other companies in the American Gas Association. Such other companies are included in (but do not solely comprise) both of the peer indices reflected in the Performance Graph below. The Committee also considers overall corporate performance, customer service and satisfaction, relationships with regulatory agencies and the ability to manage and maintain a competent work force in preparing its compensation recommendations.
     At its meeting on January 13, 1995, the Committee approved the payment of bonuses to the CEO and other executive officers of the Company for outstanding performance during the calendar year 1994. It further recommended that a Stock Bonus Plan be approved by the Board of Directors, which Stock Bonus Plan became effective January 1, 1995. The Stock Bonus Plan is intended to allow the Board of Directors to reward individual or collective superior performance that has resulted in enhanced shareholder value or returns and to encourage increased ownership of Company common stock by officers and management.
                                       6

The Stock Bonus Plan is administered by the Committee, which considers recommendations from the Company's President. The Committee's bonus award proposals are subject to approval by the Board of Directors. Under the Stock Bonus Plan, executive officers of the Company are encouraged to own a position in the Company's common stock of at least 50% of the value of their annual salary. To promote this policy, the Plan provides that all officers with stock ownership positions below 50% of the value of their annual salaries must, unless otherwise approved by the Committee, receive no less than 50% of any performance bonuses in the form of Company common stock. Bonus amounts, if any, for a fiscal year will generally be determined in the January following that fiscal year-end. Accordingly, no bonus award determinations under the Stock Bonus Plan have yet been made for performance in the 1995 fiscal year.
     In making its recommendation regarding the 1995 compensation of the Chief Executive Officer, the Committee considered all of the criteria above. Specific consideration also was given to the Chief Executive Officer's efforts toward cost containment, the Company's improved earnings and shareholder and customer growth in the preceding fiscal year. During 1995, Mr. Farmer received a bonus of $6,000, which he elected to take in Company common stock, for his performance during the calendar year 1994. The amount of the bonus was determined based upon Mr. Farmer's success during 1994 in monitoring operational and capital budgets for maximum cost efficiency. The control of costs, operational and financing, resulted in improved earnings for the Company. Under Mr. Farmer's guidance the Dividend Reinvestment and Stock Purchase Plan was amended to make customers eligible, thereby, greatly increasing the number of shareholders. In addition, listing of the Company's stock on the Nasdaq National Market resulted in greater liquidity for small block trading for individual stockholders.
     At its meeting on October 30, 1995, the Board of Directors, upon the recommendation of the Committee, adopted, subject to shareholder and Virginia State Corporation Commission approval, the Roanoke Gas Company Key Employee Stock Option Plan described in Proposal No. 2. The Committee has recommended adoption of the Proposed Plan in order to provide the Company's executive officers with long-term (ten-year) incentives and rewards tied to the price of the Company's common stock. The Committee believes that stock options will assist the Company in attracting, maintaining and motivating officers and other key employees of the Company upon whose judgment, initiative and efforts the Company depends by providing such persons with the opportunity to acquire an equity interest in the Company. It is expected that stock options will provide executive officers additional incentive to use their best efforts and superior performances to promote the best interests of the Company and the shareholders. The Proposed Plan will become effective when approved by the shareholders and the Virginia State Corporation Commission. No stock options were granted pursuant to the Proposed Plan during the 1995 fiscal year. For more information concerning the Proposed Plan, see Proposal No. 2 below.
                 Submitted by the Compensation Committee of the
                       Board of Directors of the Company:
 Lynn D. Avis, Abney S. Boxley, III, Frank T. Ellett, J. Allen Layman,
S. Frank Smith
                                       7

                               PERFORMANCE GRAPH
     The following graph compares the yearly percentage change and the cumulative total of shareholder return on the Company's common stock with the cumulative return on the Standard & Poor's 500 Composite Index (the "S&P 500") and the Edward D. Jones & Co. Natural Gas Distribution Index for the five-year period commencing on September 30, 1990 and ending on September 30, 1995. These comparisons assume the investment of $100 in the Company's common stock and each of the indices on September 30, 1990 and the reinvestment of dividends.

(The Performance Graph appears here. The plot points are listed in the table below).

                                     1990     1991   1992  1993   1994   1995
Roanoke Gas Company                   100       97    103   110    126    117
S&P 500 Composite Index               100      131    145   164    170    221
Edward D. Jones & Co.
Natural Gas Distribution Index        100      119    147   184    130    146

                          TRANSACTIONS WITH MANAGEMENT
     The law firm of Woods, Rogers & Hazlegrove, P.L.C., of which W. L. Hazlegrove, a director of the Company, is a member, rendered legal services to the Company during 1995, and it is anticipated that similar legal services will be provided by that firm to the Company in 1996.
                           REMUNERATION OF DIRECTORS
     Directors are compensated $3,600 per year in addition to receiving fees for meetings of the Company's Board of Directors and of Committees of the Board which they attend. Mr. Farmer is not compensated for attendance at Board and Committee meetings and does not receive $3,600 per year for service as a Board member. The schedule of fees paid to directors for each such meeting attended is as follows:

Board of Directors..............................................   $300
Executive Committee.............................................   $100
Audit Committee.................................................   $100
Compensation Committee..........................................   $100
Marketing Committee.............................................   $100

                       BOARD OF DIRECTORS AND COMMITTEES
AUDIT COMMITTEE
     The Audit Committee of the Board of Directors, composed of Messrs. Ellett, Izard, Layman, Robertson, and Smith, meets at least annually with the Company's chief financial officer, the independent auditors of the Company, and certain appropriate officers of the Company. The basic functions of this Committee include reviewing significant financial information, reviewing accounting procedures and internal controls and recommending the selection of the Company's independent auditors. The Audit Committee met five times during the 1995 fiscal year.
EXECUTIVE COMMITTEE
     The Executive Committee of the Board of Directors, which is composed of Messrs. Hazlegrove, Ellett, Izard, and Parrott, is empowered to exercise all authority of the Board of Directors, except with respect to matters reserved for the Board by Virginia law. Thus, in the absence of nominations by the Board of Directors, this Committee may nominate persons as management's nominees for election to the Board of Directors by the shareholders at the Company's annual meeting. This Committee, which did not meet during fiscal year 1995, will not consider proposed nominees recommended by shareholders of the Company. The Board of Directors does not have a standing nominating committee as such.
COMPENSATION COMMITTEE
     The Compensation Committee of the Board of Directors is composed of Messrs. Avis, Boxley, Ellett, Layman, and Smith. This Committee meets as necessary to consider and make recommendations to the
                                       9

Board of Directors concerning the salaries of certain executive officers and management employees of the Company. This Committee met twice during the 1995 fiscal year.
MARKETING COMMITTEE
     The Marketing Committee of the Board of Directors is composed of Messrs. Parrott, Avis, Boxley, Ellett, Izard, Layman, and Smith. The principal purposes of this Committee include reviewing the marketing plans and providing suggestions for future marketing emphasis. The Committee did not meet during the 1995 fiscal year.
MEETINGS OF THE BOARD AND COMMITTEES
     The Board of Directors met twelve times during the 1995 fiscal year. With the exception of Mr. Layman, the incumbent members of the Board attended in fiscal year 1995, at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which they served.
          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership of Company common stock with the Securities and Exchange Commission. Based on its review of the copies of such forms furnished to it and written representations from certain reporting persons that no other reports are required, the Company believes that in fiscal 1995 one report relating to one transaction was filed late by John B. Williamson, III.
                                       10

                                  APPROVAL OF
               ROANOKE GAS COMPANY KEY EMPLOYEE STOCK OPTION PLAN
PROPOSAL NO. 2
     At its meeting on October 30, 1995, the Board of Directors of the Company adopted, subject to shareholder and Virginia State Corporation Commission approval, the Roanoke Gas Company Key Employee Stock Option Plan. The Proposed Plan is applicable to not more than 50,000 shares of Company common stock.
     The text of the Proposed Plan is attached to this Proxy Statement as Appendix A. The description of the Proposed Plan set forth below is qualified in its entirety by reference to Appendix A.
     Under the Proposed Plan, the Compensation Committee of the Board may grant stock options ("Options") to officers and other full time salaried employees of the Company or its affiliates who are selected by the Committee. As of November 17, 1995, approximately 16 employees were eligible for selection to receive Options under the Proposed Plan. The Options do not meet the terms of Section 422A of the Internal Revenue Code and therefore result in taxable income to the recipient at the time of exercise to the extent of the difference between the exercise price and the fair market value of the stock at the time of exercise. The Company will be entitled to a federal income tax deduction upon the transfer of stock to an optionee pursuant to an exercise of an Option, if certain federal income tax withholding requirements are met. The amount of the deduction will equal the amount of compensation income recognized by the optionee.
     The exercise price under each Option shall be established by the Committee, but in no event will be less than the fair market value of Company common stock at the time the Option is granted. The fair market value per share of Company common stock will be determined by the Committee under the Proposed Plan by reference to the closing sales price of the Company's common stock on the Nasdaq National Market System ("Nasdaq-NMS"). As of November 17, 1995, the closing sales price of the Company's common stock on the Nasdaq-NMS was $15.50. The exercise period of each Option is determined by the Committee at the time of the grant, but cannot be more than ten years from the date of the grant.
     The right to exercise an Option generally expires three months after employment is terminated for a reason other than retirement or death. In the event an optionee retires or dies while employed by the Company, Options may be exercised within one year following the optionee's death or retirement, as the case may be, but in no event later than the expiration date of the Option. In the event of a change in control of the Company, the Committee under the Proposed Plan is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair to optionees, including amending the terms, conditions or duration of Options granted under the Proposed Plan. A change in control under the Proposed Plan includes (i) any person obtaining direct or indirect voting power of 20% of the Company's voting securities; (ii) a change in the composition of the Board of Directors not approved by a vote of at least 75% of the incumbent directors; (iii) the sale of all or substantially all of the assets of the Company; and (iv) the merger or consolidation of the Company with another corporation or entity which results in less than 75% of the outstanding voting securities of the surviving corporation being owned in the aggregate by former shareholders of the Company. No change of control is deemed to have occurred for purposes of the Proposed Plan by virtue of any transaction
(i) which results in the optionee, or a group of persons which includes the
                                       11
optionee, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities; or (ii) which results in the Company or any affiliate of the Company or any profit sharing plan, employee stock ownership plan or employee benefit plan of the Company or any of its affiliates acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's securities.
     The Committee may grant Options under the Proposed Plan to eligible individuals on the basis of criteria that it feels are in the best interests of the Company and its affiliates. Further, the Committee may impose such restrictions, conditions, terms and timing upon the granting of Options as it deems advisable for the Company. On October 30, 1995, the Committee granted Options to the following employees, subject to approval of the Proposed Plan by the shareholders and the Virginia State Corporation Commission:

                                                                                                 NUMBER OF SHARES
NAME AND POSITION                                                         DOLLAR VALUE ($)(1)    UNDERLYING GRANT
Frank A. Farmer, Jr.
President and Chief Executive Officer..................................          77,500                5,000
Executive Officers, as a group.........................................         178,250               11,500
Non-Executive Officer Employees, as a group............................          23,250                1,500

(1) Based on the closing sale price ($15.50 per share) of the Company's common stock on the Nasdaq-NMS on October 30, 1995.
     The Board of Directors of the Company may amend or terminate the Proposed Plan but cannot, without the approval of the shareholders: (i) increase the maximum number of shares for which Options may be granted under the Proposed Plan; (ii) permit the granting of Options at less than 100% of fair market value at the time of grant; or (iii) change the class of employees eligible to receive Options.
     The Proposed Plan will become effective upon approval by the shareholders and the Virginia State Corporation Commission. The Proposed Plan is designed to assist in attracting, retaining and motivating officers and other key employees of the Company upon whose judgment, initiative and efforts the Company depends by providing such persons with the opportunity to acquire an equity interest in the Company and thereby benefit from appreciation in the value of Company common stock. Participants in the Proposed Plan will have an incentive to use their best efforts and superior performances to promote the best interests of the Company, for their own benefit and for the benefit of all shareholders.
     If a quorum is established, approval of the Proposed Plan requires the affirmative vote of the majority of the votes cast by the shares that are entitled to vote at the Annual Meeting. See "Voting Securities" above.
     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.
                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3
     Upon recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick LLP as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending September 30, 1996. This appointment is subject to approval
                                       12
by the shareholders. A representative of KPMG Peat Marwick LLP is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders. KPMG Peat Marwick LLP has served as independent auditors of the Company since fiscal year 1990.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1996.
                                 OTHER MATTERS
     Management does not know of any matters to be presented at the Annual Meeting of Shareholders other than those set forth above. However, if any other matters properly come before the meeting, proxies received pursuant to this solicitation will be voted thereon in the discretion of the proxyholder.
                             SHAREHOLDER PROPOSALS
     Proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting must be received by the Corporate Secretary of Roanoke Gas Company at its office, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, no later than August 17, 1996, in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting.
                            EXPENSES OF SOLICITATION
     The entire expense of preparing, assembling, printing and mailing the form of proxy and Proxy Statement will be paid by the Company. The Company will request banks and brokers to solicit their customers who beneficially own common stock of the Company listed in the names of nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph, cable and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies.
                                         By Order of the Board of Directors.
                                         F. A. FARMER, JR.
                                         PRESIDENT
December 15, 1995
THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1995 IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING THE SAME. WRITTEN REQUESTS SHOULD BE ADDRESSED TO THE ATTENTION OF MR. ROGER L. BAUMGARDNER, SECRETARY, ROANOKE GAS COMPANY, P.O. BOX 13007, ROANOKE, VIRGINIA 24030.
                                       13

                                                                      APPENDIX A
                              ROANOKE GAS COMPANY
                         KEY EMPLOYEE STOCK OPTION PLAN
     1. PURPOSE:
     The purpose of this Plan is to promote the interests of Roanoke Gas Company (the "Corporation") and its shareholders by aiding in attracting, retaining and motivating officers and other key employees of the Corporation and its affiliates. The Plan is designed to accomplish these objectives by providing such officers and key employees with an opportunity to acquire a proprietary interest in the Corporation by means of options and thereby benefit from appreciation in value of the shares of the Corporation's Common Stock. This opportunity should provide additional incentives for such officers and key employees to continue to use their best efforts and superior performances to promote the best interests of the Corporation, for their own benefit and for the benefit of the shareholders.
     2. DEFINITIONS:
     The following words and phrases as used herein shall have the meanings set forth below:
     2.1 "Board" shall mean the Board of Directors of the Corporation.
     2.2 "Change in Control" shall mean a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on the date hereof), directly or indirectly, of 20% or more of the combined voting power of the Corporation's voting securities;
(ii) the incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least 75% of the directors comprising the incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the incumbent Board; (iii) all or substantially all of the assets of the Corporation are sold, transferred or conveyed by any means, including but not limited to, direct purchase or merger, if the transferee is not controlled by the Corporation, control meaning the ownership of more than 50% of the combined voting power of such entity's voting securities; or (iv) the Corporation is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Corporation. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction
(i) which results in the Optionee or a group of Persons which includes the Optionee, acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities; or (ii) which
                                      A-1
results in the Corporation, any affiliate of the Corporation or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Corporation or any of its affiliates (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities.
     2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
     2.4 "Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board as may be designated by the Board from time to time, for the purpose of administering this Plan as contemplated by Section 3 of this document. The composition of the Committee shall meet the disinterested administration requirements of Rule 16b-3 promulgated pursuant to the Exchange Act. Should any member of the Committee cease to be a disinterested person under Rule 16b-3(c)(2)(i) or any subsequent rule, he shall immediately be deemed not to be a member of the Committee for all purposes of this Plan.
     2.5 "Common Stock" shall mean the common stock of the Corporation.
     2.6 "Option" shall mean any stock option granted pursuant to this Plan.
     2.7 "Optionee" shall mean any person who is the holder of an Option granted under this Plan.
     2.8 "Person" shall mean person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Exchange Act.
     2.9 "Plan" shall mean this Roanoke Gas Company Key Employee Stock Option Plan.
     2.10 "Fair Market Value" shall mean the closing sales price of Common Stock on a nationally recognized stock exchange or, if not traded on such an exchange, the NASDAQ National Market System, on the date involved if that is a trading day, or if not, the first trading day prior to such day. If said Common Stock is not quoted on the NASDAQ National Market System, then Fair Market Value shall mean the average between the bid and asked price on the date involved if that is a trading day, or if not, the first trading day prior to such day. If there is no such average, the Committee shall determine Fair Market Value in good faith. In determining such Fair Market Value, the Committee shall utilize all information which it deems pertinent, including, but not limited to, actual sale or purchase data, and may engage the services of an accounting firm to assist in the determination. The Committee shall further determine Fair Market Value using guidelines promulgated pursuant to the pertinent provisions of the Code.
     3. ADMINISTRATION:
     3.1 The Plan shall be administered by the Committee, which may make such determinations and take such actions in connection with the Plan as it deems necessary. Such determinations and actions shall be binding and conclusive for all purposes and upon all persons.
     3.2 The Committee may correct any defects, omissions or ambiguities, or reconcile any inconsistencies, in the Plan, or in any document issued pursuant to the Plan, in the manner and to the extent it shall deem reasonably desirable. The Committee shall have full and sole authority to make all administrative, interpretative and other determinations with respect to the Plan and all such determinations shall be final and conclusive.
                                      A-2

     3.3 As provided in Section 6.1 hereof, the Committee shall have full and sole authority to make all grants to be made hereunder.
     3.4 Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair and equitable with regard to Optionees in the event of: a Change in Control of the Corporation; a tender, exchange or similar offer for all or any part of the Common Stock made by an entity, person or group (other than the Corporation, any affiliate of the Corporation or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its affiliates); a merger of the Corporation into, a consolidation of the Corporation with, or an acquisition of the Corporation by another corporation; or a sale or transfer of all or substantially all of the Corporation's assets. Such action, in the Committee's discretion, may include (but shall not be deemed limited to): establishing, amending or waiving the forms, terms, conditions or duration of Options granted hereunder or subject to grant hereunder, so as to provide for earlier, later, extended or additional terms for exercise of the whole, or any installment thereof (provided that, except as permitted by the provisions of this Section and Section 9.1 hereof, in no event will any Option be exercisable within the first six months of its respective term); alternate forms of payment; or other modifications. The Committee may take any such actions pursuant to this Section 3.4 by adopting rules or regulations of general applicability to all Optionees, or to certain categories of Optionees; by amending or waiving terms and conditions in stock option agreements; or by taking action with respect to individual Optionees. The Committee may take any such actions before or after the public announcement of any such Change in Control, tender offer, exchange offer, merger, consolidation, acquisition or sale or transfer of assets.
     4. SHARES AVAILABLE:
     4.1 Subject to the provisions of Sections 4.2 and 4.3 hereof, the aggregate number of shares of Common Stock to be subject to Options under this Plan shall not exceed 50,000 shares. Such shares shall be made available from the authorized but unissued shares of Common Stock of the Corporation.
     4.2 Shares subject to an Option, to the extent such shares are surrendered or withheld to pay the exercise price of the Option, are no longer available for issuance hereunder. Other shares subject to Options granted under this Plan, which Options have been canceled or have expired or are unexercised and no longer outstanding, shall thereupon become available for issuance pursuant to other Options granted under the Plan. This Section 4.2 shall in all cases be interpreted in a manner consistent with Rule 16b-3, as amended from time to time.
     4.3 The Committee may, at any time, make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of the rights of Optionees, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, distributions to shareholders (other than cash dividends), recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. Such adjustments may include, in the discretion of the Committee, adjustments to the aggregate number and kind of shares which may be issued pursuant to Options under this Plan, and the number, kind and price of shares subject to each Option then outstanding.
                                      A-3

     5. ELIGIBILITY:
     5.1 Officers and other full-time, salaried employees of the Corporation and its affiliates shall be eligible to receive Options under the Plan. No Option, however, may be granted to a person who, immediately after an Option is granted, owns directly or indirectly shares of stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Corporation at the time outstanding. For purposes of this paragraph only, an employee shall be deemed to own directly or indirectly shares of stock which he may purchase under outstanding Options.
     5.2 A director of the Corporation or any of its affiliates who is not also regular, full-time employee of the Corporation or its affiliates will not be eligible for Options under the Plan.
     5.3 An employee who has been granted an Option otherwise under the Plan may be granted additional Options, if the Committee shall so determine.
     6. GRANTS:
     6.1 Subject to the express provisions of this Plan, the Committee shall have sole authority to determine the individuals to whom Options shall be granted, the time or times at which Options shall be granted, the number of shares of Common Stock to be subject to each Option granted, the period of each Option and the time or times at or during which an Option may be exercised in whole or in part, and all such other terms and conditions of such Options granted as the Committee deems appropriate.
     6.2 Each Option granted to an Optionee under this Plan shall, if required by the Committee, be evidenced by a written agreement to be duly executed and delivered by or on behalf of the Corporation and the Optionee and containing provisions not inconsistent with the Plan.
     7. OPTION PRICE:
     The exercise price under each Option shall be established by the Committee, but in no event shall it be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.
     8. TERM OF OPTIONS:
     The term of each Option shall be fixed by the Committee, but, subject to the power of the Committee, among other things, to accelerate or otherwise adjust the terms for exercise of Options pursuant to Section 3.4 hereof in the event of the occurrence of any of the events set forth therein, no Option shall be exercisable later than ten years from the date of grant of the Option or earlier than six months from the date of grant of the Option, except as otherwise provided in Section 9.1.
     9. EXERCISE OF OPTIONS:
     9.1 Each Option granted under this Plan shall be exercisable in such number of shares and, subject to the provisions of Section 8, at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The six months from the date of the grant of the Option restriction pursuant to Section 8 shall not be applicable to an Optionee in the event that he dies prior to the expiration of such period. The right to acquire shares pursuant to Options that are exercisable in installments shall be cumulative so that when the right to acquire any shares has accrued such shares or any part thereof may be acquired at any time thereafter until the expiration or termination of the Option.
                                      A-4

     9.2 An Option may be exercised by giving written notice of exercise to the Corporation specifying the number of shares to be purchased and by paying in full in cash the exercise price. The proceeds received by the Corporation in cash will be used for general corporate purposes.
     9.3 If authorized by the Committee, the exercise price may also be paid by
(i) the delivery of shares of Common Stock with a Fair Market Value equal to the exercise price, or (ii) a combination of cash and such Common Stock equal to the exercise price.
     9.4 Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local tax requirements.
     9.5 An Optionee shall have none of the rights of a shareholder with respect to the shares subject to any Option until such shares have been issued and registered on the Corporation's transfer books upon exercise thereof.
     10. NON-TRANSFERABILITY:
     No Option granted under this Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and an Option may be exercised during the lifetime of the Optionee only by him or by his guardian or legal representative.
     11. TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH OR CANCELLATION:
     11.1 In the event that the employment of an Optionee is terminated, for a reason other than retirement or death, no Option held by such Optionee shall be exercisable later than three months after such Optionee shall have ceased to be an employee of the Corporation or one of its affiliates or, if earlier, later than the expiration date of the Option. The employment relationship, however, will be treated as continuing intact while the Optionee is on military or sick leave if the period of such leave does not exceed ninety days, or, if longer, so long as the Optionee's right to re-employment is guaranteed either by statute or by contract.
     11.2 In the event that an Optionee shall retire or die while employed by the Corporation or one of its affiliates, Options held by such Optionee may be exercised by the Optionee or by the person designated in the will of the Optionee or by the proper legal representative of the Optionee within one year following the Optionee's death or one year following retirement, but in no event later than the expiration date of the Option.
     11.3 Notwithstanding the express term of the grant or the foregoing provisions of this Section 11, Options shall terminate upon the termination of the employment of the Optionee if the Corporation determines that such termination is for deliberate, willful or gross misconduct, and the Options shall terminate (whether or not the employment of the Optionee is terminated) if the Corporation determines that the Optionee has improperly disclosed confidential information of the Corporation and the Optionee is so notified.
                                      A-5

     12. LISTING AND REGISTRATION OF SHARES:
     Each Option shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, then such Option shall not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     13. EFFECTIVE DATE:
     This Plan is subject to approval by the shareholders of the Corporation. The Plan will become effective on the date so approved. The Committee may, in its discretion, grant Options conditioned upon the shareholders' subsequent approval of the Plan.
     14. DURATION AND AMENDMENT:
     14.1 There is no express limitation upon the duration of the Plan.
     14.2 The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares for which Options may be granted under the Plan, (ii) permit the granting of Options at less than 100% of Fair Market Value at time of grant, or (iii) change the class of employees eligible to receive Options under the Plan. The transactions under this Plan are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Exchange Act, and the Corporation may, but shall not be required to, submit any proposed Plan amendment to its shareholders for their approval to assure continued compliance if such proposed amendment would, with respect to any participant who is an officer, director or 10% shareholder of the Corporation who is subject to Section 16 of the Exchange Act ("Control Person"), (i) materially increase the benefits accruing to participants under the Plan, or (ii) materially increase the number of securities which may be issued under the Plan (this shall not affect the prohibition against increasing the maximum number of shares for which Options may be granted under the Plan pursuant to the previous paragraph without shareholder approval), or (iii) materially modify the requirements as to eligibility for participation in the Plan.
     15. MISCELLANEOUS:
     With respect to any participant who is a Control Person, transactions under this Plan are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Exchange Act. Therefore, to the extent any provision of the Plan or action by a person administering the Plan fails to so comply, it shall be deemed null and void ab initio to the extent permitted by law and deemed advisable by the Committee.
                                      A-6

     As evidence of its adoption of this Plan, the Corporation has caused this document to be executed on its behalf this 30th day of October, 1995.
                                         ROANOKE GAS COMPANY
                                         By: /s/      FRANK A. FARMER, JR.
                                             Its: PRESIDENT
                                      A-7

******************************************************************************

                              ROANOKE GAS COMPANY
P R O X Y
                            519 KIMBALL AVENUE, N.E.
                            ROANOKE, VIRGINIA 24016
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned hereby appoints Albert W. Buckley and Robert W. Woody, or either of them, with full power of substitution, to vote all common stock of Roanoke Gas Company held of record by the undersigned as of November 17, 1995, at the Annual Meeting of Shareholders of Roanoke Gas Company to be held on January 22, 1996, and at any adjournments thereof, as follows:
 1. ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY to vote
  (except as marked to the contrary below)      for all nominees listed below

   Lynn D. Avis, Abney S. Boxley, III, Frank T. Ellet, F.A. Farmer, Jr., W.L. Hazlegrove, W. Bolling Izard, J. Allen Layman, John H. Parrott, Thomas L. Robertson, S. Frank Smith.

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE LINES BELOW:

                                      (Over)

2. PROPOSAL TO APPROVE THE ROANOKE GAS COMPANY KEY EMPLOYEE STOCK OPTION PLAN, ALL AS MORE FULLY SET FORTH IN THE PROXY STATEMENT DATED DECEMBER 15, 1995.
                   [ ] FOR               [ ] AGAINST               [ ] ABSTAIN
3. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 1996.
                   [ ] FOR               [ ] AGAINST               [ ] ABSTAIN
4. Upon such other business as may properly come before the meeting, and any adjournments thereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR 1, 2 AND 3 ABOVE.
The undersigned hereby acknowledges receipt of the Proxy Statement dated December 15, 1995.
                                            Dated:

                                                  Signature of Shareholder
                                            Please sign your name(s) exactly as
                                            shown imprinted hereon.
                                            (This proxy is revocable at any time
                                            prior to exercise hereof.)